UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

U.S. BANCORP
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 466-3000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, Andrew Cecere, U.S. Bancorp’s Vice Chairman and Chief Financial Officer, will make a presentation at the Morgan Stanley Financials Conference 2011, at 8:45 a.m. EST on Tuesday, February 1, 2011, at the New York Palace Hotel in New York City. A copy of the presentation slides, which will be discussed during the presentation, is attached hereto as Exhibit 99.1. These slides can also be accessed on U.S. Bancorp’s website at usbank.com by clicking on “About U.S. Bank” and then “Webcasts & Presentations” under the Investor/Shareholder Information heading, which is located at the left side of the bottom of the page. An audio webcast of the presentation can also be accessed at this location on the website, and a replay of the webcast will be available within approximately one hour after the live event at the same location on the website and will remain posted for ninety days.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Morgan Stanley Financials Conference 2011 Slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By: /s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President,
General Counsel and Corporate Secretary

Date: February 1, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Morgan Stanley Financials Conference 2011 Slides

4